1 SUPPLEMENTAL INVESTOR DAY MATERIALS OCTOBER 6, 2015

2 STRATEGIC AREAS OF FOCUS • Above-average property operating results over cycle • Above-average resident retention • Peer-leading operating cost control • Diversified across markets and price points to reduce volatility in revenue • Disciplined capital recycling to upgrade portfolio • Peer-leading growth in average revenue per apartment home • Redevelopment as a core business activity • Robust pipeline of redevelopment opportunities within existing portfolio • Occasional development when warranted by risk-adjusted returns • Quantity of leverage in line with peers and declining • Quality of leverage superior to peers • Growing unencumbered pool adding financial flexibility • Rated investment grade by S&P and by Fitch • Focus on ownership and operation of apartment communities • Adding value through operational excellence and redevelopment • Living our values, fostering a culture of success and working collaboratively every day to achieve our goals PROPERTY OPERATIONS PORTFOLIO MANAGEMENT REDEVELOPMENT & DEVELOPMENT BALANCE SHEET BUSINESS & CULTURE

AIMCO VALUE CREATION

Aimco's business plan provides significant value creation

- NAV continues to grow at ~10% of the current share price.

Property Operations

Aimco's 2015 projected Same Store NOI growth of 5.5% creates ~$3.00 of NAV per share.

Redevelopment

Annual investment of $200-$300M, at value creation averaging 25-35% of investment, adds ~$0.50 of NAV per share annually.

Balance Sheet

Each year, Aimco funds from retained earnings ~$80M of property debt amortization, adding $0.50 to NAV per share.

- Qualitative factors create opportunity for multiple expansion.

Portfolio Management
• Portfolio quality, as measured by average revenue per unit, increasing at a rate significantly higher than peers.
• Free cash flow margins increasing at a rate of 2% per year for the last ten years.

Balance Sheet
• Receipt of investment grade rating from S&P and from Fitch.

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4 High customer satisfaction, lower turnover philosophy PROPERTY OPERATIONS  Greater NOI contribution: Renewal lease rate increases are generally higher than new lease rate increases; renewals avoid costs associated with turnover: higher vacancy, refurbishment, and marketing  More predictable operating results: Renewal lease rate increases are less volatile; operating costs more predictable  Focus on efficient operations: Over the past six years, the compound annual growth rate for Aimco’s property operating expenses before taxes, insurance, and utilities (“COE”) is below zero. In 2015, Aimco expects COE to be up approximately 1.2%

5 2015 rental rate growth exceeds 2014 PROPERTY OPERATIONS Jan-14 Feb-14 Mar-14 Apr-14 May-14 Jun-14 Jul-14 Aug-14 Sep-14 Oct-14 Nov-14 Dec-14 Jan-15 Feb-15 Mar-15 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 -1.0% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% Same Store Rental Rates Renewals New Leases Wt. Avg.

6  Centralize – centralizing administrative tasks saves $1.5M per year compared to 2007. Additional opportunities exist to continue to centralize and reduce costs  Standardize – reducing maintenance purchasing catalog items to standardize parts and quality saves $90K per year compared to 2013. Purchasing catalog items in other areas have been or will be standardized, further reducing costs  Invest – focus on total lifecycle costs and invest in more durable materials such has plank flooring instead of carpet. Plank flooring has reduced turnover costs by $600K per year compared to 2007, and has reduced capital replacement spending by $4.6M annually 1) For Aimco and peers, results include all property operating costs, which is comprised of COE, taxes, insurance and utilities. Peer group consists of AvalonBay, Camden, Equity Residential, Essex,MAA, Post Properties and UDR. Data Sources: SNL Financial, company reports. 2) Controllable Property Operating Expenses (“COE”) represent property operating expenses before taxes, insurance and utilities. 7.0% 20.0% 16.2% -1.7% 90 95 100 105 110 115 120 125 2007 2008 2009 2010 2011 2012 2013 2014 2015E Same Store Expense Growth 2008 - 2015E Ai co Peer Avg CPI Aimco COE Cumulative Growth (2) (1) (1) Peer-leading expense control PROPERTY OPERATIONS

7 Strong operating performance PROPERTY OPERATIONS 2014 v 2013 2015 v 2014 2014 2015 Target Markets Washington - NoVa - MD 0.6% 1.0% 16.1% 17.0% Los Angeles 4.9% 6.0% 11.4% 12.6% Boston 3.3% 5.2% 9.5% 10.6% Miami 6.7% 6.2% 8.6% 9.5% Chicago 5.6% 4.2% 8.2% 8.9% San Diego 5.5% 5.7% 5.2% 5.8% Bay Area 8.3% 10.3% 4.4% 5.1% Philadelphia 4.8% 2.4% 4.8% 5.1% Denver 7.0% 7.1% 3.4% 3.2% Suburban New York - New Jersey 4.3% 4.8% 2.9% 3.1% Orange County 4.5% 4.0% 3.3% 3.0% Atlanta 5.4% 4.9% 2.4% 2.8% Phoenix 4.9% 4.1% 1.1% 1.5% Manhattan na 7.8% na 1.3% Seattle 4.7% 8.6% 0.3% 0.3% Total Target Markets 4.4% 4.7% 81.6% 89.7% Non-Target Markets 4.5% 2.7% 18.4% 10.3% Total Same Store 4.4% 4.5% 100.0% 100.0% Year-Over-Year Revenue Growth (Year-to-Date 2Q of Each Year) Percentage of Same Store Revenue (Year-to-Date 2Q of Each Year)

8 REDEVELOPMENT STRATEGY STRATEGY To provide distinctive homes, designed specifically for our target customers in strong markets. BUY RIGHT • Own and operate real estate in special locations • Land value in great locations appreciates faster • Higher growth markets support strategic redevelopment opportunities REDEVELOP WITHIN PORTFOLIO • Reposition existing operating properties to serve our target customers through phased redevelopment • Vacate smaller properties on select basis • Take advantage of increasing density through development of existing land or zoning modifications

9 Lincoln Place, Venice, CA REDEVELOPMENT & DEVELOPMENT Vision Location - Lincoln Place is located near world-famous Venice Beach on the west side of Los Angeles. Venice is home to Silicon Beach and offices for Google, Microsoft, Face book, and You Tube in addition to hundreds of startups including Hulu, Demand Media and Snapchat. Lincoln Place enjoys close proximity to Abbott Kinney Boulevard (named the "Coolest Block in America" by GQ), which hosts many great shopping and dining options. Customer - Lincoln Place's customers include young, tech-savvy professionals that work in Silicon Beach or downtown LA. They enjoy the arts, casual bike rides along Venice Beach, hiking, yoga, shopping, and dining out. Product - Renovated Lincoln Place combines the 1950s "retro" historic design elements and neighborhood feel with "new" 21st century features and technology that appeal to our target customer. The 795-home renovation includes three phases; 99 newly constructed homes, 631 fully modernized 1950s homes, and 65 restored 1950s homes. Project Summary • Home interiors for the 631 modernized homes include refinished original hardwood floors and modern features such as open floor plans, new modern kitchens and baths, washer and dryers, central air conditioning, fiber-optic cable to each apartment home (providing speeds up to 500 mbps), and dedicated high-speed car charging stations. Select homes include private yards. • The 99 newly built homes have modern, high-end finishes and certain homes include second story lofts and direct access garages. • Site improvements include new signage, landscaping, lighting, and conversion of an existing asphalt cul-de-sac into an expansive central park. • Newly built, centralized leasing office and fitness center. The two- story, 6,100 square foot fitness center includes rooftop deck and adjacent outdoor pool (with underwater music), fire pit, and lounge area. Santa Monica Lincoln Place Marina del Rey

10 Pacific Bay Vistas, San Bruno, CA REDEVELOPMENT & DEVELOPMENT Vision Location - Pacific Bay Vistas is located at the highly visible intersection of Skyline Boulevard and Sharp Park Road, in the heart of San Bruno, CA. This hilltop location offers spectacular views of both the Pacific Ocean and the San Francisco Bay and easy access to downtown San Francisco to the North and the Bay Area cities of San Mateo and Palo Alto to the South. Customer - Pacific Bay Vistas’ customers include young professional couples and singles who enjoy quick access to the nearby beaches, value central access to San Francisco and the Peninsula cities, are health conscious and pet-lovers. Product - Pacific Bay Vistas offers one- and two-bedroom homes with modern features and amenities designed for indoor and outdoor living. Many homes provide spectacular views of the Pacific Ocean, San Francisco Bay, or Milagra Ridge Park. The new amenity package compliments the active, outdoor oriented lifestyle of our target customers. Project Summary • Renovations to all 308 apartment homes including wood plank flooring, granite countertops, Energy-Star appliances, LED lighting and conversion of two-bedroom/one-bath homes into two- bedroom/two-bath homes • Site improvements include a new central spine through the center of the community that features abundant landscaping, walking paths, eating areas, a covered outdoor fireplace/ lounge area, picnic areas, and a dog park. Other site improvements include signage, lighting, and conversion of carports into garages. • Newly built fitness center featuring Techno-Gym equipment and an indoor/outdoor salt water lap pool • Newly constructed amenity center that includes a leasing lounge, theater room, community room, kitchen and outdoor lounge area with fireplace San Francisco Pacific Bay Vistas

11 Preserve at Marin, Corte Madera, CA REDEVELOPMENT & DEVELOPMENT Vision Location - Preserve at Marin is located in the heart of South Marin County, which is a quick commute to San Francisco's financial district or a 30 mile drive north to the wine country. The property is situated adjacent to Ring Mountain Open Space. This hillside location offers immediate access to the Ring Mountain trail system and enjoys spectacular views of both Mt. Tamalpais and San Francisco Bay. Preserve at Marin is located in the top- ranked Reed Union School District. Customer - Preserve at Marin's customers are primarily mid-40s professionals with families that value education and an active, healthy lifestyle. They prefer the casual lifestyle that Marin offers and enjoy hiking Ring Mountain, cycling the Paradise loop along the Tiburon peninsula, seeking out the latest restaurants and frequenting local wineries. Product - Preserve at Marin offers spacious, family-friendly two- and three- bedroom apartment homes with upscale finishes and views of Mt. Tam and the Bay. The amenity package aligns with our target customer's active, outdoor Marin lifestyle and includes a fitness center, wine room, zero-edge swimming pool, covered outdoor kitchen with fire pit, and two "overlook" courtyards. Project Summary • Renovations to the exterior of the seven existing residential buildings included all new facade, windows, and European tilt-n-slide patio doors • Renovations to the 126 apartment home interiors include open floor plans, quartz countertops, custom cabinets, stainless steel appliances, large bay windows and outdoor patios. The penthouse level includes hardwood floors and wine chillers. Five of the penthouse level homes are oversized to include 2,400 square feet of interior space and 1,200 square feet of outdoor patios. • Site improvements include enhanced native landscaping, two overlook lounge areas, and direct access to the Ring Mountain trail system. Other site improvements include signage, lighting, and dedicated, covered parking. • Newly constructed pool terrace with outdoor kitchen, fire pit, and zero- edge swimming pool • New Lifestyle Lounge that includes a fitness center with Techno-Gym equipment, leasing lounge, and wine room San Francisco Tiburon Preserve at Marin

12 Vivo (Formerly 270 on Third), Cambridge, MA REDEVELOPMENT & DEVELOPMENT Vision Location - 270 on Third is located in Kendall Square in Cambridge, MA. In the last three decades, Kendall Square has been transformed from a former industrial district to one of the world’s leading centers for biotechnology research and innovation. The Square has seen the growth of hotels, restaurants, and shops, the area’s cluster of life science and technology firms and enjoys convenient access to both Massachusetts Institute of Technology and Harvard University. The location has a walk score of 89 (very walkable), transit score of 86 (excellent), and a bike score of 99 (Biker Paradise). The Kendall Square submarket is amongst the most vibrant in Greater Boston. Customer - 270 on Third’s customers will include young professionals, high tech Millennials, and graduate students that choose to live within walking distance of their workplace. This “plugged-in” group enjoys a highly active lifestyle, dining-out, shopping, biking and riverfront aquatic activities. Product - Currently under construction with a targeted completion in Q4 2015, the property is a mixed use, 91-apartment home, eight-story boutique apartment. Project Summary • The building boasts a prominent corner location at the intersection of Binney and Third Street. Exterior architecture blends white terra cotta panels, traditional face brick, structural steel accents, and large oversized windows into a dynamic urban contemporary design. • Interior design incorporates the same modern urban aesthetic with condominium standard finishes including solid surface counters, under mount sinks, generous walk-in closets, tile bath and shower surrounds, in-unit washer & dryer, Nest Thermostats, modern lighting treatments, and solid surface flooring. Includes studio, one bedroom and two bedroom floor plans. • Community amenities includes direct access to climate controlled underground parking, a pet spa, roof top social deck with a fireplace and gas grill, and secure bike storage. Future enhancements include additional amenities, including a “tech” center, fitness center, 24-hr package concierge, 24-hr dry-cleaning and laundry lockers, along with secure private storage lockers. Axiom One Canal Street 270 on Third

13 Ocean House on Prospect, La Jolla, CA REDEVELOPMENT & DEVELOPMENT Vision Location - Ocean House is located on the prestigious and well-known Prospect Street in La Jolla, CA. Ocean House offers panoramic views of the Pacific Ocean and is a short walk from stunning beaches, tide pools, the Museum of Contemporary Art, and the shops and restaurants of La Jolla Village. Customer - Ocean House’s target customer includes affluent, highly educated singles and couples in their 50s, 60s and 70s. They are socially engaged, locally active, and routinely patronize the local boutique shops and restaurants with their friends. They value the ability to reside at Ocean House because they love the location and the low maintenance living that allows them more time to socialize and travel for extended periods. Product - Ocean House offers true luxury living that includes high-end home interiors and an amenity package that enhances the active and social lifestyle of our target customer. Amenities include an indoor/outdoor fitness facility with direct access to the pool terrace. The pool terrace is a great place to entertain friends, and it includes an outdoor lounge, fire pit, rose garden, BBQ area, and an expansive view of the Pacific Ocean. Project Summary • Renovations include a complete redevelopment of all lobbies, corridors, and home interiors. This includes the combination of studio and adjacent one-bedroom homes into larger, dual-master apartment homes. New home features include stainless steel Energy-Star appliances, wood plank flooring, quartz counters, walk-in closets, central air conditioning, full-size washers & dryers, and five piece master baths. • Site improvements include an updated entry facade, gated parking garage, new signage, LED lighting, landscaping, and the addition of self-service parcel lockers. The renovated pool terrace includes a saltwater pool, fire pit, rose garden, and BBQ area. • Introduction of an indoor/outdoor fitness center featuring Techno- Gym equipment, views out to the Pacific Ocean, and direct access to the pool terrace. • Renovated social lounge that includes a theater system, wet bar, views of the Pacific Ocean, and direct access to the pool terrace. San Diego La Jolla Canyon Ocean House on Prospect

REDEVELOPMENT & DEVELOPMENT

One Canal Street, Boston, MA

Vision

Location - One Canal is located in the historic Bullfinch Triangle neighborhood of Boston's West End. The prominent site sits within walking distance of TD Garden Arena and has excellent access to the North End as well as the central business district.

Customer - The project will attract urban professionals and empty nesters that are looking for a downtown living experience. They value their access to the subway and their ability to walk (98 Walk Score) to employers, culture, arts and downtown night-life.

Product - 12-story, 310 homes currently under construction with the top two floors designed with penthouse level homes. One Canal's location, in Bulfinch Triangle has unobstructed views of the Greenway and will offer premier amenities and highly specialized homes designed for our target customer.

Project Summary

- 310 newly built luxury apartments with fireplaces in select penthouse homes, quartz counter-tops, stainless steel appliances, and wood flooring. Full-size washer and dryer in each home.
- Amenities include a rooftop pool and outdoor social lounge, outdoor theater, state-of-the-art fitness center with yoga and spin studio, concierge package and delivery service and pet wash stations and dog walk.
- Approximately 22,000 square feet of ground level commercial/retail space
- Project is > 60% complete with current work concentrating on exterior enclosure and interior unit construction. Construction is projected to be complete in 2Q 2016.


Charles River
West End
TD Garden
North End
One Canal Street
Massachusetts General Hospital
Financial District
Downtown







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15 Park Towne Place, Philadelphia, PA REDEVELOPMENT & DEVELOPMENT Vision Location - Park Towne is located along the Benjamin Franklin Parkway, in the heart of Philadelphia's world-renowned museum district. The park- like setting offers relief from the congestion of urban living but is within walking distance to all that Center City Philadelphia has to offer. Customer - Park Towne's customers will include professional couples, empty nesters and graduate students who are looking for a refined living experience, value culture and the arts, are health conscious and pet- lovers. Product - We have planned for a new Park Towne Place which is fully integrated with the Museum District and its thriving cultural institutions by introducing a comprehensive art program to the project. Park Towne will offer high-end amenities, repositioned and newly added retail opportunities, highly stylized and differentiated apartment homes all geared toward our target customers. Project Summary • Renovations to all 954 apartment homes and associated residential corridors and lobbies, executed in phases to minimize risk. The top two floors of each building have been designed as penthouse levels which included higher end finishes and larger floor plans. • Site improvements including new signage, landscaping, lighting and dog parks • Fully renovated amenity center to include state-of-the-art fitness center, media lounge, community room, study center, package center and art studio. • Fully renovated and repositioned food market and dry-cleaner, additional retail and restaurant uses being targeted • Enhanced swimming pool, including newly created “three-season” lounge. • New leasing center and management offices Logan Square The Barnes Foundation Philadelphia Museum of Art The Franklin Institute Comcast Center The Sterling Park Towne Place

REDEVELOPMENT & DEVELOPMENT

The Sterling, Philadelphia, PA

Vision

Location - Located in the heart of Philadelphia's growing Market West District, and directly adjacent to the expanding Comcast Corporation headquarters, The Sterling offers exceptional access to the central business district, Rittenhouse Square and University City.

Customer - As planned, the redevelopment is attracting young professionals, empty nesters and graduate students, all of whom are tech-savvy, live busy lives and value being in close proximity to their places of work and study.

Product - Apartment renovations have been differentiated into three distinct tiers, providing the ability to segment our product offering and increase value to our target customers. Dynamic rooftop amenities, an activated lobby and a fully repositioned ground-level retail concourse have broad appeal to all segments of our target customers.

Project Summary

- Renovations to all 535 apartment homes and associated residential corridors on a floor by-floor basis, executed in phases to minimize risk. Three finish levels offered, one for the lower level floors, one for the mid-level floors and finally a higher-end finish for the uppermost floors.
- Exterior improvements including enhancements to the facade, retail storefronts, entry marquees, signage, lighting and landscaping
- Expansion and renovation of the fitness center, including a 1,500 square foot rooftop addition. Renovation of the rooftop pool to include a defined “three-season” lounge. Redesigned lobby and leasing center.
- Full repositioning of ground level retail offering, including 75% new tenancy post-redevelopment
- Renovation of three floors as Class B office space


Philadelphia Museum of Art
Park Towne Place
The Barnes Foundation
The Franklin Institute
Logan Square
The Sterling
Comcast Center







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17 REDEVELOPMENT Opportunities within existing portfolio support $200-$300M investment annually Chicago Yorktown Apartments (364 Apartments) Philadelphia The Sterling (Expanded Scope) Park Towne Place (Expanded Scope) Washington DC Merrill House (159 Apartments) Miami Yacht Club at Brickell (357 Apartments) Los Angeles Palazzo East (611 Apartments) Villas at Park La Brea (250 Apartments) The Palazzo at Park La Brea (Expanded Scope) Bay Area 707 Leahy (110 Apartments) Pipeline projects included in the above have not yet been approved by Aimco’s Investment Committee. Approved redevelopment projects, scope and timing may differ materially from the above. 2015 - 2017 Redevelopment Opportunities Orange County 3400 Avenue of the Arts (Expanded Scope) Denver Eastpointe (140 Apartments)

18 Portfolio strategy seeks revenue growth with lower volatility PORTFOLIO MANAGEMENT  Geographic diversification reduces concentration risk. • Invest in large, liquid markets whose real estate cycles are asynchronous and not closely correlated • Allocate 95% of our total investment to our target markets • Submarket and micro-market growth and income characteristics are critical to investment selection  Price point diversification reduces exposure to competitive new supply. • Customers assess quality on a relative basis, that is rent for a specific community compared to the local average • New supply is typically delivered at the highest price points in a market, and so is most impactful to A quality assets • In the real estate cycle of any market, building occurs until it is no longer profitable • The diversification of a portfolio of A, B and C+ quality assets provides some insulation from overbuilding of new supply  Continuously upgrade portfolio through capital recycling. • Move to higher average price point, balancing resident quality and volatility of higher price points. Communities at higher price points attract customers with better prospects; absolute price point impacts resident quality more than relative price point (i.e., A, B, C quality) • Sell Affordable properties and lowest rated Conventional properties with lower average revenues per apartment home; lower NOI margins; located in submarkets with lower projected revenue growth • Invest in redevelopment, property upgrades and acquisitions: Higher average revenues per apartment home; higher NOI margins; higher projected revenue growth • Capital Replacement and property management expense per apartment home are relatively consistent across price points; higher rent properties have significantly higher FCF margins

PORTFOLIO MANAGEMENT

Maintaining diversification while moving to higher average price point

Geographic Diversification (% Conv. NOI)



- Coastal California (33%)
- Mid Atlantic (25%)
- Northeast (15%)
- Midwest (9%, 90% Chicago)
- Miami (9%)
- Sunbelt (9%)

- Los Angeles expected to outperform in 2015, helping to offset slower Mid Atlantic
- Avoid concentration risk by maintaining allocation to Midwest, Sunbelt and Southeast Florida

Price Point Diversification (% Conv. GAV)



- A Quality (50%)
- B Quality (33%)
- C+ Quality (17%)

Avg. Rents ~$1,500

- Capital recycling combined with market rent growth expected to increase average revenue per apartment home > $100/year for the next several years
- Revenue per apartment home averaged $1,759 at the end of second quarter 2015, expected to increase to ~$1,800 by the end of 2015

Aimco defines asset quality as follows: "A" quality assets are those with rents greater than 125% of local market average; "B" quality assets are those with rents 90% to 125% of local market average; and "C+" quality assets are those with rents greater than $1,100 per month but less than 90% of local market average. The chart above illustrates Aimco's Conventional Property portfolio quality based on 2Q 2015 market data.

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PORTFOLIO MANAGEMENT

Methodical approach to investment selection

- Portfolio strategy executed through leverage-neutral, tax-efficient paired trades where the projected Free Cash Flow IRR of an investment is greater than the projected Free Cash Flow IRR of the property sold; and portfolio quality is enhanced
- Selective investments are made in markets where our current allocations are below our target (for example, Manhattan) and/or where we seek to upgrade our locations within a market (for example, Boston)

2012 – June 2015 Paired Trade Activity

Sell Lowest Rated Properties	
Property Sales	
Conventional properties	69
Conventional apartment homes	22,854
Affordable properties	78
Affordable apartment homes	7,395
Gross proceeds (Aimco share)	$1.9B
Net proceeds (Aimco share)	$1.0B
Avg revenue per apartment home	$907
Avg FCF IRR	6% - 7%

Reinvest in Higher-Rent Properties			
Property Upgrades		**Acquisitions**	
Investment	$156M	Properties acquired	15
Avg FCF IRR	> 15%	Apartment homes	2,231
		Gross real estate value	~$675M
Redevelopment		Avg revenue per apartment home	$1,880
Total multi-year net investment	~$760M	Avg FCF IRR	> 8%
Avg revenue per apartment home	~ $3,000		
Avg FCF IRR	~ 9%	Partnership transactions	14
		Gross real estate value	~$220M
Development		Avg FCF IRR	> 10%
Total multi-year net investment	$235M		
Avg revenue per apartment home	$3,575		
Avg FCF IRR	> 9%		

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21 Significant portfolio upgrade achieved through paired trade activity PORTFOLIO MANAGEMENT Conventional Portfolio Metrics 2011 2012 2013 2014 2Q 2015 Cumulative Number of Conventional communities 198 175 162 144 143 -28% Number of Conventional apartment homes 62,834 55,879 50,486 43,348 41,425 -34% Average revenue per Conventional apartment home $1,262 $1,362 $1,469 $1,669 $1,759 +39% % Conventional property NOI in target markets 86% 85% 88% 90% 92% +7% Asset quality (% Conventional property GAV)(1): A 30% 34% 38% 44% 50% +65% B 37% 35% 37% 36% 33% -13% C+ 21% 21% 18% 18% 17% -17% C 12% 10% 7% 2% < 1% -100% NOI margin 63% 64% 65% 66% 67% +6% Free Cash Flow margin (2) 54% 56% 57% 60% 60% +12% (1) Aimco defines asset quality as follows: "A" quality assets are those with rents greater than 125% of local market average; "B" quality assets are those with rents 90% to 125% of local market average; and “C+” quality assets are those with rents greater than $1,100 per month but less than 90% of local market average. The table above illustrates Aimco’s Conventional portfolio quality based on market data for the fourth quarter of the year indicated and for 2Q 2015. (2) Assumes capital replacements of $1,200 per apartment home per year.

22 0% 5% 10% 15% 20% 25% 30% 35% 2015 2015 - 2017 Aimco Peer Wt. Avg. 0% 10% 20% 30% 40% 50% 60% 70% 2015 2016 2017 2018 Aimco Peer Wt. Avg. 20% 40% 60% 80% 100% Aimco Peer Wt. Avg. % Non-Recourse % Recourse Aimco’s balance sheet is the safest in the sector  Limit entity risk by avoiding recourse debt, of which Aimco has very little  Reduce re-pricing risk by using fixed-rate loans and preferred stock  Reduce refunding risk by laddering maturities of long-term, non-recourse, amortizing property loans with little or no near-term maturities and using perpetual preferred stock  Target LTV in the low-to-mid thirties, target leverage to EBITDA over an entire cycle is < 7x  $1.5B unencumbered asset pool at June 30, 2015  In March 2015, Standard & Poor's upgraded its rating of the Aimco balance sheet. Fitch followed in June 2015. BALANCE SHEET (1) Peer group consists of AvalonBay, Camden, Equity Residential, Essex, Home Properties, MAA, Post Properties and UDR. Data as of 6/30/2015. Data sources: SNL Financial, company reports. See further information in Aimco’s 2Q 2015 Earnings Release. (2) Represents the sum of (a) variable rate debt outstanding and (b) fixed rate debt maturing within one year and within three years as a percentage of total debt outstanding. (1) Debt Maturities as a % of LTM EBITDA % Debt Subject to Near Term Re-Pricing (2) Non-Recourse vs Recourse Debt (1) (1)

23 6.1x 7.0x 5.0x Peer Wt. Avg. AIV AIV Adj for Refunding Risk Quantity of leverage is in line with peers, and declining  We achieved our target for lower leverage two years ahead of plan  Aimco Debt and Preferred Equity to EBITDA of 7.0x reflects outstanding balances at 6/30/2015, but overstates the refunding risk of our leverage (1)  Our property debt balances at maturity are almost $900 million lower than are current balances as scheduled amortization is paid from retained earnings BALANCE SHEET (1) Peer group consists of AvalonBay, Camden, Equity Residential, Essex, Home Properties, MAA, Post Properties and UDR. Peer weighted average computed by Aimco based on 6/30/2015 debt and preferred equity balances, less cash, cash equivalents and restricted cash, divided by last twelve months recurring EBITDA, all as reported by SNL Financial. Balances are adjusted to reflect company share of unconsolidated debt and NOI. For Aimco, leverage represents Aimco’s share of property debt, preferred equity and any balance on the revolving credit facility, reduced by Aimco’s share of cash, cash equivalents, restricted cash and investments in a securitization trust that holds Aimco property loans. See further information in Aimco’s 2Q 2015 Earnings Release. (2) Refunding Risk is lower than Total Leverage because property debt balances are reduced by scheduled amortization funded from retained earnings and because perpetual preferred equity is not subject to mandatory refunding. Property debt amortization, Perpetual Preferred Equity Total Leverage / LTM EBITDA as of June 30, 2015 (1) Refunding Risk (2)

24 We live our values, foster a culture of success and work collaboratively BUSINESS & CULTURE Our Vision To be the best owner and operator of apartment communities, inspired by a talented team committed to exceptional customer service, strong financial performance, and outstanding corporate citizenship. Aimco Cares In 2014, we celebrated 10 years of Aimco Cares. Over the last decade: Aimco team members have contributed tens of Top Work Place In 2015, Aimco was again recognized by the Denver Post as a Top Work Place based on independent surveys of ~300 team members. thousands of volunteer hours to hundreds of non-profit organizations; the annual Aimco Cares Charity Golf Classic has raised nearly $3 million for patriotic and educational causes; and Aimco has awarded nearly 500 college scholarships to help team members with the cost of their child’s higher education. 2013 2014 2015

25 AIMCO CARES AIMCO CARES, our philanthropic arm, was created to assist team members, contribute to charitable organizations, and have a positive impact on the communities where we do business. Our goals are to take care of the Aimco family and the communities in which we live and work. Aimco has been recognized as one of Colorado's Top Workplaces, due in part to our Aimco Cares program's success. SCHOLARSHIPS: We offer an annual scholarship program for college-aged children of non-executive team members. Since 2004, Aimco has awarded 491 college scholarships to help team members with the cost of higher education. AIMCO CARES 4U: When team members are faced with unexpected financial emergencies, Aimco Cares 4 U provides help to ease the burden. And when team members are deployed for active military duty, Aimco continues to pay their full salaries and benefits during their service to our country. BUILDING COMMUNITY is a priority for Aimco. We provide 10 paid hours to each team member annually to volunteer in local communities. Each year, Aimco Cares sponsors two national weeks of community service during which team members collectively contribute thousands of volunteer hours to hundreds of non-profit and community organizations - more than 145 separate events were held nationwide in 2014!

26 AIMCO CARES AIMCO CARES CHARITY GOLF CLASSIC: Since the tournament began in 2004, we have raised nearly $3 million for charitable causes. Beneficiaries have included the Tragedy Assistance Program for Survivors (TAPS), Project Sanctuary, and the Aimco Opportunity Scholarship Fund. TAPS is the front-line resource for military families grieving the loss of a loved one who made the ultimate sacrifice while serving our country. Founded in 1994, TAPS provides 24/7 comfort and care through a national network of peer-based emotional support, case work assistance, crisis intervention, and grief and trauma resources. Over the last seven years, TAPS has received $900,000 in contributions from the Aimco Cares Charity Golf Classic. PROJECT SANCTUARY helps military families reconnect after returning from overseas duty. Families participate in therapeutic retreats in Colorado's Rocky Mountains, and receive Project Sanctuary's assistance with housing, job placement and veterans' benefits. More than $400,000 in proceeds from the Aimco Cares golf tournament have enabled Project Sanctuary to offer retreats to 250 families over the past four years. The AIMCO CARES OPPORTUNITY SCHOLARSHIP FUND provides financial assistance to college-ready students living in affordable housing. The scholarship, administered in partnership with the National Leased Housing Association's Education Fund, already has helped 144 students pursue their dreams of a college education.

27 SHAREHOLDER ENGAGEMENT  Routinely engage with shareholders about Aimco’s business  Over the last couple of proxy seasons, we have expanded that engagement to include compensation and governance issues to ensure that Aimco is an industry leader in compensation, governance and disclosure  Engagement is during proxy season and, more importantly, during the “off-season” when more substantive discussions can occur • Spring 2014: reached out to over 50 stockholders (representing over 80% of our common stock as of December 31, 2013) to discuss Aimco’s 2013 executive pay and its alignment with performance, and to solicit feedback on Aimco’s compensation program and governance practices • Fall 2014: conducted 12 detailed meetings with stockholders (representing over 55% of shares of our common stock outstanding as of September 30, 2014) to solicit feedback. Meetings included Aimco Board members when requested by shareholders • Spring 2015: reached out to over 20 shareholders, representing over 50% of our outstanding shares of common stock • Fall 2015: in process of conducting detailed meetings targeted to include roughly 20 shareholders representing over 70% of our outstanding shares of common stock  Discussion topics include • Say on Pay and changes to executive compensation and disclosure • Proxy Access • Director Tenure and Board Refreshment • Maryland law provisions • Ownership limits • Conversations with Aimco Board Members, when requested

28 AIMCO LEADERSHIP

29 BOARD OF DIRECTORS Terry, 64, is a life-long entrepreneur focused on business, politics and family. Terry has worked in REITs for more than 40 years, serving four as CEO. Through the Considine Companies, Terry has invested in real estate, television broadcasting, convenience stores, environmental services, and venture capital. He contributed his apartment business to the formation of Aimco, led the Aimco IPO in 1994, and has served as Aimco Chairman/CEO since that time. Terry has also been active in politics, elected twice to the Colorado Senate and holding leadership roles in numerous campaigns and political organizations. He is a member of the Board of the Lynde and Harry Bradley Foundation in Milwaukee, Wisconsin and is a director of Intrepid Potash (NYSE: IPI) in Denver, Colorado. Terry has been married for 39 years to his wife Betsy. Together, they enjoy their three adult children, one son-in-law, a new granddaughter, and ranching in western Colorado. TERRY CONSIDINE Chairman of the Board & Chief Executive Officer

30 BOARD OF DIRECTORS Mr. Bailey was first elected as a Director of the Company in June 2000 and is currently Chairman of the Nominating and Corporate Governance Committee and a member of the Audit and Compensation and Human Resources Committees. Mr. Bailey co-founded Cambridge Associates, LLC, an investment consulting firm, in 1973 and currently serves as its Senior Managing Director and Treasurer. He is also a co-founder, director and treasurer of The Plymouth Rock Company, and a director of SRB Corporation, Inc. and Homeowners Direct Company, all three of which are insurance companies and insurance company affiliates. He also serves as an Overseer for the New England Aquarium, and is on its audit and investment committees. Mr. Bailey is a member of the Massachusetts Bar and the American Bar Associations. Mr. Bailey, a long-time entrepreneur, brings particular expertise to the Board in the areas of investment and financial planning, capital markets, evaluation of institutional real estate markets and managers of all property types. JAMES NATHAN BAILEY Director, Chairman of the Nominating & Corporate Governance Committee

31 BOARD OF DIRECTORS Mr. Keltner was first elected as a Director of the Company in April 2007 and is currently a member of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Mr. Keltner served as Executive Vice President and Chief Executive Officer — Americas and Global Brands for Hilton Hotels Corporation from March 2007 through March 2008, which concluded the transition period following Hilton’s acquisition by The Blackstone Group. Mr. Keltner joined Hilton Hotels Corporation in 1999 and served in various roles. Mr. Keltner has more than 20 years of experience in the areas of hotel development, acquisition, disposition, franchising and management. Prior to joining Hilton Hotels Corporation, from 1993 to 1999, Mr. Keltner served in several positions with Promus Hotel Corporation, including President, Brand Performance and Development. Before joining Promus Hotel Corporation, he served in various capacities with Holiday Inn Worldwide, Holiday Inns International and Holiday Inns, Inc. In addition, Mr. Keltner was President of Saudi Marriott Company, a division of Marriott Corporation, and was a management consultant with Cresap, McCormick and Paget, Inc. Mr. Keltner brings particular expertise to the Board in the areas of property operations, marketing, branding, development and customer service. THOMAS L. KELTNER Director

32 BOARD OF DIRECTORS Mr. Martin was first elected as a Director of the Company in July 1994 and is currently Chairman of the Compensation and Human Resources Committee. Mr. Martin is also a member of the Audit and Nominating and Corporate Governance Committees and serves as the Lead Independent Director of Aimco’s Board. Mr. Martin is the Founder and Managing Director of Platte River Ventures LLC, a private equity firm. In November 2005, Mr. Martin retired as Chairman and CEO of Titanium Metals Corporation, a publicly held integrated producer of titanium metals, where he served since January 1994. Mr. Martin served as President and CEO of NL Industries, Inc., a publicly held manufacturer of titanium dioxide chemicals, from 1987 to 2003. Mr. Martin is also a director of Crown Castle International Corporation, a publicly held wireless communications company, Halliburton Company, a publicly held provider of products and services to the energy industry, and Intrepid Potash, Inc., a publicly held producer of potash. As a former chief executive of four NYSE-listed companies, Mr. Martin brings particular expertise to the Board in the areas of operations, finance and governance. J. LANDIS MARTIN Lead Director, Chairman of the Compensation & Human Resource Committee

33 BOARD OF DIRECTORS Mr. Miller was first elected as a Director of the Company in April 2007 and is currently a member of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Mr. Miller has served as the President of Marriott Leisure since 1997. Prior to joining Marriott Leisure, from 1984 to 1988, Mr. Miller served as Executive Vice President & General Manager of Marriott Vacation Club International and then as its President from 1988 to 1997. In 1984, Mr. Miller and a partner sold their company, American Resorts, Inc., to Marriott. Mr. Miller co-founded American Resorts, Inc. in 1978, and it was the first business model to encompass all aspects of timeshare resort development, sales, management and operations. Prior to founding American Resorts, Inc., from 1972 to 1978, Mr. Miller was Chief Financial Officer of Fleetwing Corporation, a regional retail and wholesale petroleum company. Prior to joining Fleetwing, Mr. Miller served for five years as a staff accountant for Arthur Young & Company. Mr. Miller is past Chairman and currently a director of the American Resort Development Association (“ARDA”) and currently serves as Chairman and director of the ARDA International Foundation. As a successful real estate entrepreneur, Mr. Miller brings particular expertise to the Board in the areas of operations, management, marketing, sales, and development, as well as finance and accounting. ROBERT A. MILLER Director

34 BOARD OF DIRECTORS Ms. Nelson was first elected as a Director of the Company in April 2010, Ms. Nelson serves on the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Ms. Nelson has an extensive background in commercial real estate and financial services with over 40 years of experience including 36 years at TIAA-CREF. She held the position of Managing Director/Group Leader and Chief Administrative Officer for TIAA-CREF’s mortgage and real estate division. Ms. Nelson developed and staffed TIAA’s real estate research department. She retired from this position in December 2004 and founded and serves as president of KMN Associates LLC, a commercial real estate investment advisory and consulting firm. In 2009, Ms. Nelson co-founded and serves as Managing Principal of Bay Hollow Associates, LLC, a commercial real estate consulting firm, which provides counsel to institutional investors. Ms. Nelson served as the International Council of Shopping Centers’ chairman for the 2003-04 term and has been an ICSC Trustee since 1991. She also is the chairman of the ICSC Audit Committee and is a member of various other committees. Ms. Nelson serves on the Board of Directors of CBL & Associates Properties, Inc., which is a publicly held REIT that develops and manages retail shopping properties. She is a member of Castagna Realty Company Advisory Board and has served as an advisor to the Rand Institute Center for Terrorism Risk Management Policy and on the board of the Greater Jamaica Development Corporation. Ms. Nelson serves on the Advisory Board of the Beverly Willis Architectural Foundation and is a member of the Anglo American Real Property Institute. Ms. Nelson brings to the Board particular expertise in the areas of real estate finance and investment. KATHLEEN M. NELSON Director

35 BOARD OF DIRECTORS Mr. Stein was first elected as a Director of the Company in October 2004 and is currently the Chairman of the Audit Committee. Mr. Stein is also a member of the Compensation and Human Resources and Nominating and Corporate Governance Committees. From January 2001 until its acquisition by Eli Lilly in January 2007, Mr. Stein served as Senior Vice President and Chief Financial Officer of ICOS Corporation, a biotechnology company based in Bothell, Washington. From October 1998 to September 2000, Mr. Stein was Executive Vice President and Chief Financial Officer of Nordstrom, Inc. From 1989 to September 1998, Mr. Stein served in various capacities with Marriott International, Inc., including Executive Vice President and Chief Financial Officer from 1993 to 1998. Mr. Stein serves on the Board of Directors of Nautilus, Inc., which is a publicly held fitness company, and the Board of Directors of Providence Health & Services, a not-for-profit health system operating hospitals and other health care facilities across Alaska, Washington, Montana, Oregon and California. As the former chief financial officer of two NYSE-listed companies and a former partner at Arthur Andersen, Mr. Stein brings particular expertise to the Board in the areas of corporate and real estate finance, and accounting and auditing for large and complex business operations. MICHAEL A. STEIN Director, Chairman of the Audit Committee

36 BOARD OF DIRECTORS Mr. Bailey was first elected as a Director of the Company in June 2000 and is currently Chairman of the Nominating and Corporate Governance Committee. He is also a member of the Audit, Compensation and Human Resources, and Redevelopment and Construction Committees. Mr. Bailey co-founded Cambridge Associates, LLC, an investment consulting firm, in 1973 and currently serves as its Senior Managing Director and Treasurer. He is also a co-founder, director and treasurer of The Plymouth Rock Company and a director of SRB Corporation, Inc., both of which are insurance companies and insurance company affiliates. Mr. Bailey also serves as Chairman of the Board and Manager of Knights Bridge Vineyards LLC and Chairman of the Board of Knights Bridge Winery LLC. Mr. Bailey is a member of the Massachusetts Bar and the American Bar Associations. Mr. Bailey, a long-time entrepreneur, brings particular expertise to the Board in the areas of investment and financial planning, capital markets, evaluation of institutional real estate markets and managers of all property types. JAMES NATHAN BAILEY Director, Chairman of the Nominating & Corporate Governance Committee

37 BOARD OF DIRECTORS Mr. Keltner was first elected as a Director of the Company in April 2007 and is currently chairman of the Compensation and Human Resources Committee. He is also a member of the Audit, Nominating and Corporate Governance, and Redevelopment and Construction Committees. Mr. Keltner served as Executive Vice President and Chief Executive Officer – Americas and Global Brands for Hilton Hotels Corporation from March 2007 through March 2008, which concluded the transition period following Hilton’s acquisition by The Blackstone Group. Mr. Keltner joined Hilton Hotels Corporation in 1999 and served in various roles. Mr. Keltner has more than 20 years of experience in the areas of hotel development, acquisition, disposition, franchising and management. Prior to joining Hilton Hotels Corporation, from 1993 to 1999, Mr. Keltner served in several positions with Promus Hotel Corporation, including President, Brand Performance and Development. Before joining Promus Hotel Corporation, he served in various capacities with Holiday Inn Worldwide, Holiday Inns International and Holiday Inns, Inc. In addition, Mr. Keltner was President of Saudi Marriott Company, a division of Marriott Corporation, and was a management consultant with Cresap, McCormick and Paget, Inc. Mr. Keltner brings particular expertise to the Board in the areas of property operations, marketing, branding, development and customer service. THOMAS L. KELTNER Director

38 BOARD OF DIRECTORS Mr. Martin was first elected as a Director of the Company in July 1994 and serves as the Lead Independent Director. Mr. Martin is also a member of the Audit, Compensation and Human Resources, Nominating and Corporate Governance, and Redevelopment and Construction Committees. He is a former chairman of the Compensation and Human Resources Committee. Mr. Martin is the Founder and Managing Director of Platte River Equity LLC, a private equity firm. In November 2005, Mr. Martin retired as Chairman and CEO of Titanium Metals Corporation, a publicly held integrated producer of titanium metals, where he served since January 1994. Mr. Martin served as President and CEO of NL Industries, Inc., a publicly held manufacturer of titanium dioxide chemicals, from 1987 to 2003. Mr. Martin is also the non-executive chairman and a director of Crown Castle International Corporation, a publicly held wireless communications company. He is lead director of Halliburton Company, a publicly held provider of products and services to the energy industry, and Intrepid Potash, Inc., a publicly held producer of potash. As a former chief executive of four NYSE-listed companies, Mr. Martin brings particular expertise to the Board in the areas of operations, finance and governance. J. LANDIS MARTIN Lead Director, Chairman of the Compensation & Human Resource Committee

39 BOARD OF DIRECTORS Mr. Miller was first elected as a Director of the Company in April 2007 and is currently Chairman of the Redevelopment and Construction Committee. Mr. Miller is also a member of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Mr. Miller served as Executive Vice President and Chief Operating Officer, International of Marriott Vacations Worldwide Corporation (“MVWC”) from 2011 to 2012, when he retired from this position, and serves as President of RAMCO Advisors LLC, an investment advisory and business consulting firm. Mr. Miller served as the President of Marriott Leisure from 1997 to November 2011, when Marriott International elected to spin- off its subsidiary entity, Marriott Ownership Resorts, Inc., by forming a new parent entity, MVWC, as a new publicly held company. Prior to his role as President of Marriott Leisure, from 1984 to 1988, Mr. Miller served as Executive Vice President & General Manager of Marriott Vacation Club International and then as its President from 1988 to 1997. In 1984, Mr. Miller and a partner sold their company, American Resorts, Inc., to Marriott. Mr. Miller co-founded American Resorts, Inc. in 1978, and it was the first business model to encompass all aspects of timeshare resort development, sales, management and operations. Prior to founding American Resorts, Inc., from 1972 to 1978, Mr. Miller was Chief Financial Officer of Fleetwing Corporation, a regional retail and wholesale petroleum company. Prior to joining Fleetwing, Mr. Miller served for five years as a staff accountant for Arthur Young & Company. Mr. Miller is past Chairman and currently a director of the American Resort Development Association (“ARDA”) and currently serves as Chairman and director of the ARDA International Foundation. As a successful real estate entrepreneur and corporate executive, Mr. Miller brings particular expertise to the Board in the areas of operations, management, marketing, sales, and development, as well as finance and accounting. ROBERT A. MILLER Director

40 BOARD OF DIRECTORS Ms. Nelson was first elected as a Director of the Company in April 2010 and is currently a member of the Audit, Compensation and Human Resources, Nominating and Corporate Governance, and Redevelopment and Construction Committees. Ms. Nelson has an extensive background in commercial real estate and financial services with over 40 years of experience, including 36 years at TIAA-CREF. She held the position of Managing Director/Group Leader and Chief Administrative Officer for TIAA- CREF’s mortgage and real estate division. Ms. Nelson developed and staffed TIAA’s real estate research department. She retired from this position in December 2004 and founded and serves as president of KMN Associates LLC, a commercial real estate investment advisory and consulting firm. In 2009, Ms. Nelson co-founded and serves as Managing Principal of Bay Hollow Associates, LLC, a commercial real estate consulting firm, which provides counsel to institutional investors. Ms. Nelson served as the International Council of Shopping Centers’ chairman for the 2003-04 term and has been an ICSC Trustee since 1991. She also is the chairman of the ICSC Audit Committee and is a member of various other committees. Ms. Nelson serves on the Board of Directors of CBL & Associates Properties, Inc., which is a publicly held REIT that develops and manages retail shopping properties. Ms. Nelson is also on the Board of Directors and a member of the Risk Committee of Dime Community Bankshares, Inc., a publicly traded bank holding company, based in Brooklyn, New York. She is a member of Castagna Realty Company Advisory Board and has served as an advisor to the Rand Institute Center for Terrorism Risk Management Policy and on the board of the Greater Jamaica Development Corporation. Ms. Nelson serves on the Advisory Board of the Beverly Willis Architectural Foundation and is a member of the Anglo American Real Property Institute. Ms. Nelson brings to the Board particular expertise in the areas of real estate finance and investment. KATHLEEN M. NELSON Director

41 BOARD OF DIRECTORS Mr. Stein was first elected as a Director of the Company in October 2004 and is currently the Chairman of the Audit Committee. Mr. Stein is also a member of the Compensation and Human Resources, Nominating and Corporate Governance, and Redevelopment and Construction Committees. From January 2001 until its acquisition by Eli Lilly in January 2007, Mr. Stein served as Senior Vice President and Chief Financial Officer of ICOS Corporation, a biotechnology company based in Bothell, Washington. From October 1998 to September 2000, Mr. Stein was Executive Vice President and Chief Financial Officer of Nordstrom, Inc. From 1989 to September 1998, Mr. Stein served in various capacities with Marriott International, Inc., including Executive Vice President and Chief Financial Officer from 1993 to 1998. Mr. Stein previously served on the Boards of Directors of Nautilus, Inc. and Getty Images, Inc. He presently serves on the Board of Directors of Providence Health & Services, the fourth largest not-for-profit health system in the U.S., operating hospitals and other health care facilities across Alaska, Washington, Montana, Oregon and California. As the former audit committee chairman or audit committee member of two NYSE-listed companies, the former chief financial officer of two NYSE-listed companies and a former partner at Arthur Andersen, Mr. Stein brings particular expertise to the Board in the areas of corporate and real estate finance, and accounting and auditing for large and complex business operations. MICHAEL A. STEIN Director, Chairman of the Audit Committee

42 Paul was promoted to Executive Vice President and Chief Financial Officer in September 2015. He joined Aimco in 2008 as Senior Vice President and Chief Accounting Officer. Prior to joining Aimco, from October 2007 to March 2008, Paul served as Chief Financial Officer of APRO Residential Fund. Prior to that, from May 2005 to September 2007, Paul served as Chief Financial Officer of America First Apartment Investors, Inc., then a publicly traded company. From 1996 to 2005, Paul was with the firm of Deloitte & Touche, LLP serving in numerous roles. Paul is a certified public accountant. PAUL BELDIN Executive Vice President & Chief Financial Officer EXECUTIVE TEAM

43 EXECUTIVE TEAM John was appointed Executive Vice President and Chief Investment Officer in July 2013. He joined Aimco as Senior Vice President - Development in June 2006. John is responsible for portfolio management, including dispositions, acquisitions and capital investments. Prior to joining the Company, Mr. Bezzant spent over 20 years with Prologis, Inc. and Catellus Development Corporation in a variety of executive positions, including those with responsibility for transactions, fund management, asset management, leasing, and operations. John and his wife Sheri have nine children, live in Littleton, Colorado, and are anxiously engaged in all the excitement that comes with a big family. JOHN E. BEZZANT Executive Vice President & Chief Investment Officer

44 EXECUTIVE TEAM Lisa was promoted to Aimco’s Executive Vice President, General Counsel and Secretary in December 2007. Lisa is responsible for Aimco’s legal, insurance and risk management functions and has executive responsibility for human resources, compliance and asset management. Lisa was also named Chairman of the Aimco Investment Committee in November 2014. She joined Aimco in July 2002 as Vice President, Assistant General Counsel and Assistant Secretary and was promoted to Senior Vice President in July 2004. Prior to joining Aimco, Lisa was engaged in the private practice of law at Hogan & Hartson LLP (now Hogan Lovells), with an emphasis on public and private transactional work, public equity offerings and venture capital financing. She also spent two years as a judicial clerk. Lisa studied Public Policy at Stanford University and earned her law degree from Harvard Law School. She serves on the Board of Trustees of the Rose Community Foundation, as well as on the Foundation’s Jewish Life Committee. She is also a member of the Board of Trustees of Denver Jewish Day School. Lisa is a Denver native and met her now husband, Rich Cohn, at her first youth group event. Rich and Lisa are the proud parents of Avi. Lisa and Rich enjoy celebrating life with family and friends, golf, sports, theater, movies, and traveling. Above all, their greatest pleasure is spending time with Avi. LISA R. COHN Executive Vice President, General Counsel & Secretary

45 EXECUTIVE TEAM Miles was promoted to Executive Vice President and Chief Administrative Officer in December 2007. He is responsible for administration, government relations, communications, and special projects, and chairs the Senior Leadership Team. Miles joined Aimco in August 2001 as Executive Vice President, General Counsel and Secretary. Prior to joining the Company, he practiced law in Denver, Colorado since 1970 and served as president of both the Colorado Bar Association and the Denver Bar Association. For over ten years he was recognized in “Best Lawyers in America” and in 2001 was the Denver Business Journal’s “Law Executive of the Year.” He served with the First Infantry Division in Vietnam in 1969, where he was awarded the Bronze Star, the Air Medal and the Army Commendation Medal. Miles has been a trustee of Trinity University since 2005 and serves on the board of directors of the Colorado Open Golf Foundation. He is married to Jan Cortez, and they have four children and five grandchildren. He is an avid tennis player and golfer, and speaks Spanish. MILES CORTEZ Executive Vice President & Chief Administrative Officer

46 EXECUTIVE TEAM Patti was promoted to Executive Vice President — Securities and Debt in February 2003 and Treasurer in January 2005 and assumed responsibility for Redevelopment activities in November 2014. She is responsible for debt financing activities, including property debt and corporate financings, and she oversees all Treasury, LIHTC and joint ventures for the company. Patti joined Aimco in February 1997 as Vice President-Tenders, Securities and Debt and was promoted to Senior Vice President-Securities and Debt in January 2000. Prior to joining Aimco, Patti was with Hanover Capital from 1996-1997 and from 1993-1995 she was Vice Chairman, Senior Vice President and Co-Founder of CapSource Funding Corp. Patti was a Group Vice President with Duff & Phelps Rating Company from 1987 to 1993 and a commercial real estate appraiser with American Appraisal for three years. Patti and her husband Bill have two boys. In her spare time she enjoys skiing, biking, and swimming. PATTI FIELDING Executive Vice President – Redevelopment

47 EXECUTIVE TEAM Keith was born in Pittsburgh, Pennsylvania and is a die hard Steelers fan. In 1976 his family moved to Southern California where he quickly acclimated to the beautiful beaches and took up his passion for surfing. Keith is married to his wonderful wife Leyla, and they have two beautiful children and now reside in Colorado. Keith began his career in the multifamily real estate business in 1992 as a leasing consultant and on-site manager, where he learned the day-to-day operations and cultivated a keen connection to our team members. He joined Aimco in March 2002 as a Regional Manager and in March 2006 was promoted to a Regional Vice President of property operations for California. In September 2008 Keith was appointed Area Vice President of property operations for the western United States. Most recently, as of January 2011, Keith was promoted to the Executive Vice President of Property Operations heading our national operations. KEITH M. KIMMEL Executive Vice President – Property Operations

48 SENIOR LEADERSHIP TEAM Elizabeth joined Aimco in 2005 as a Director of Accounting and was promoted to Vice President – Investor Relations in January 2007. Prior to joining Aimco, Elizabeth spent six years with AngloGold North America, during which time she held several positions including Assistant Controller, Controller and Director of Finance and Business Planning. Elizabeth also spent five years with Deloitte & Touche, LLP as an auditor. Elizabeth is a Colorado native and a graduate of the University of Colorado. She and her family live in Golden, Colorado. ELIZABETH COALSON Vice President – Investor Relations

49 SENIOR LEADERSHIP TEAM Since August 2013, Steve has been responsible for redevelopment activities on the West Coast. Prior to leading West Coast Redevelopment, Steve held several roles within Aimco. He joined Aimco in January 2001 as Vice President-Finance and was promoted to Senior Vice President-Capital Markets in April 2004. In addition to capital markets, he has been responsible for joint venture transactions, affordable dispositions and affordable asset management. Prior to joining Aimco, Steve was with PricewaterhousCoopers from 1997 to 2001 as a manager in the Financial Advisory Services practice. Steve and his wife, Jen, have two boys. In his spare time, he enjoys skiing, mountain biking, and watching his boys play soccer and baseball. STEVE CORDES Senior Vice President – Redevelopment, West

50 SENIOR LEADERSHIP TEAM Steve joined Aimco as Senior Vice President of Property Taxes in March 2003. Steve is responsible for all aspects of real estate tax, including appeals, acquisition and disposition analysis, and accruals/budgeting. Prior to joining Aimco, Steve was the National Director and Principal in charge of Ernst and Young’s Real Estate and Personal Property Tax Consulting and Compliance practice. He holds a bachelor's and master's degree in real estate finance and valuation. Prior to Aimco and E&Y, he has spent his career in a variety of executive positions, including those with responsibility for market analysis, portfolio allocation, valuations, commercial brokerage, property management, and local government relations and negotiations. Steve is a regular speaker and panelist for various groups in the state and local tax arena. Steve is a devoted father of three adult children; his two daughters are both pursuing real estate careers, with the oldest working at an industrial REIT and the youngest studying hospitality real estate. Steve enjoys all sports - as a participant and as a spectator - and is heavily involved in managing his son’s collegiate and professional baseball career. STEVE CRANE Senior Vice President – Real Estate Tax

51 SENIOR LEADERSHIP TEAM Mike is a native New Yorker blended with a little Texas two-step as a result of having attended Texas A&M University as an undergraduate and then The University of Texas School of Business. Mike joined Aimco in 2005 as an analyst and is currently a Senior Vice President of Operations, bringing with him 20 years of operational experience in the multifamily and hospitality industries. Mike is a trainer in our leadership development program and has a passion for preparing future leaders. Mike’s other interest is watching college football, where he and his wife Rebecca (a Razorback) can be found most Saturdays during football season. MIKE DIFRANCO Senior Vice President – Property Finance

52 SENIOR LEADERSHIP TEAM Michael has been a leader in the construction and redevelopment arena since 1994, when he started as a Project Manager for HBI Construction in California, heading the redevelopment of California’s Costco stores. He was hired by Catellus in 2002 to lead its construction group in the Southwest Region of the United States and was quickly promoted to Vice President to run construction operations on a national level. Through 2011, he remained with Catellus, which was acquired by Prologis in 2005, where he executed over $2 billion in new projects. During this time, Michael became involved in Prologis solar projects on a national level. While with Prologis, Michael and his family were relocated from California to Colorado. Michael joined Aimco in 2013 to restructure the Redevelopment Construction Services group, focusing on establishing more efficient processes and procedures. Michael and his wife Jeanne have two boys who are avid baseball players. They spend most of their off-time attending baseball practices, games and tournaments. MICHAEL ENGLHARD Senior Vice President – Construction Services

53 SENIOR LEADERSHIP TEAM Andrew was promoted to Senior Vice President and Chief Accounting Officer in September 2015. Andrew joined Aimco in 2007 as a Director of Accounting and was promoted to Vice President - SEC Reporting, later that year. In 2014, Mr. Higdon’s responsibilities expanded to include those of Corporate Controller. Prior to joining Aimco, Andrew spent eight years with PricewaterhouseCoopers, working primarily in their real estate practice serving public REITs and private real estate partnerships. Andrew is a certified public accountant and a graduate of the University of Texas at Austin. Andrew serves as a member of the Finance Committee for Invest in Kids, a Denver-based not for profit organization committed to improving the health and well-being for children of low-income families in Colorado. Andrew and “Jake,” his wife of ten years, are proud parents to two young children. ANDREW HIGDON Senior Vice President & Chief Accounting Officer

54 SENIOR LEADERSHIP TEAM Evan was promoted to SVP in September of 2015 and leads the Revenue Management and Marketing Teams. He moved to Colorado in 2008 to join Aimco, as he expanded his expertise in the Revenue Management discipline to the multi-family sector. Evan came to Aimco with over 15 years of leadership in the Travel & Hospitality industries in revenue optimization. Although born in New York City, Evan considers himself a native Bostonian having spent the vast majority of his both his childhood and early adulthood in and around the friendly confines of Fenway Park. He is the proud Dad of two beautiful and successful adult daughters, who both happily reside in the Boston area. EVAN HOFFMANN Senior Vice President – Revenue and Marketing

55 SENIOR LEADERSHIP TEAM Kristina is a Senior Vice President of Operations and leads the Procurement, Shared Services and Process Improvement teams. Over her 13 years at Aimco, she has also worked in Redevelopment and Asset Management. Prior to joining the team at Aimco, Kristina was a management consultant for Booz Allen & Hamilton in their Latin American practice. She has an MBA from the Wharton School and attended Georgetown and the London School of Economics as an undergraduate. In her free time, she enjoys hiking and backcountry snowshoeing in the Rockies. KRISTINA HOWE Senior Vice President – Operations

56 SENIOR LEADERSHIP TEAM Jennifer was promoted to Senior Vice President, Human Resources, in August 2009 and leads Aimco’s Human Resources department. She joined Aimco in August 2004 as Senior Counsel responsible for labor and employment law matters, and was promoted to Vice President and Assistant General Counsel in July 2006. Prior to joining Aimco, Jennifer was engaged in the private practice of law at Faegre & Benson LLP (now Faegre Baker Daniels), with an emphasis in labor and employment law and commercial litigation. Jennifer earned her undergraduate degree in business administration from California State University, San Bernardino, and graduated first in her class from the University of Colorado Law School in Boulder where she met her husband, Bill. Jennifer and Bill are blessed with two wonderful daughters. Jennifer enjoys photography, running and, most of all, cheering on her daughters at their sports events and recitals. JENNIFER JOHNSON Senior Vice President – Human Resources

57 SENIOR LEADERSHIP TEAM Stephanie joined Aimco in 2001 and was named Senior Vice President in 2013. She has held a number of positions while at Aimco, including Assistant Controller, Controller, Vice President of Financial Reporting and Vice President of Finance. She led the Financial Planning & Analysis team from 2010 until 2015. In 2015, she joined the Redevelopment and Construction Services Finance team as Senior Vice President, Finance. Prior to Aimco, Stephanie was Vice President of Finance for The Sturm Group, and Vice President and Tax Director for Coram Healthcare as well as being with Ernst & Young’s entrepreneurial services team. Stephanie holds a master’s degree in taxation from the University of Denver and a bachelor’s degree in accounting from National College. STEPHANIE LAMBERT Senior Vice President – Redevelopment Finance

58 SENIOR LEADERSHIP TEAM Didi is a Southern California native and began her career in multifamily real estate in 1994. She joined Aimco in June 2006 as a Regional Property Manager for the San Diego portfolio. Didi transitioned into overseeing the Orange County and Los Angeles portfolios and in 2012 was promoted to Director of Operations for Southern California. In June 2013 she was promoted to Regional Vice President for West Coast property operations. In June 2014 Didi was appointed Area Vice President for the Western United States. Didi and her husband Ryan live in Tustin California with their four children Christian, Gracie, Hattie and Stella. Didi enjoys spending time with her family, running, cross-fit and has a passion for interior design. DIDI MEREDITH Area Vice President – Property Operations, West

59 SENIOR LEADERSHIP TEAM Leeann, a Colorado native, returned home after a 20 year “hiatus” in California to join Aimco as its first Chief Financial Officer in 1994 and to marry her husband, Neil. As an Aimco veteran, Leeann is currently responsible for compliance, regulatory affairs and revenue management for Aimco's tax-credit communities. She is also responsible for ancillary services, including resident utility reimbursements and expense, participation in broadband communications, and commercial leasing. Leeann is also involved in the integration of new acquisitions into Aimco. Leeann’s prior Aimco responsibilities include performance management, procurement, Buyers Access, a multi-family group purchasing organization, investor and limited partner relations, Project Century and continuous Improvement initiatives. Leeann recently celebrated her 21st anniversary with Aimco. LEEANN MOREIN Senior Vice President – Compliance

60 SENIOR LEADERSHIP TEAM Kevin joined Aimco in 2007 as a Regional Property Manager for the South Florida region. In 2009, Kevin was promoted to Director of Operations for the Phoenix portfolio. In 2010 Kevin relocated again to San Francisco overseeing the Northern California portfolio and in less than 4 months was promoted to become the Area Vice President of West Area Operations. This transition included a companywide organizational restructure wherein Kevin assumed oversight of the Chicago, Phoenix, Denver, Texas, California, Seattle areas. In 2012, Kevin relocated to Washington D.C. accepting the role of Area Vice President for East Area Operations - overseeing the Boston, New York, Philadelphia, Washington DC, Southern Virginia, Atlanta, Nashville and South Florida markets. Kevin currently lives in Bethesda, MD with his wife, Cristy, and their two dogs. Kevin is an avid sports fan and a die-hard Yankees fan. KEVIN MOSHER Area Vice President – Property Operations, East

61 SENIOR LEADERSHIP TEAM Susan started her multifamily career with Insignia Financial Group in 1994 as the Corporate Accounts Receivable Supervisor. She found her passion for defining and designing automated business processes through multiple system implementations for Aimco over the years, including combining the enterprise systems for Aimco, Insignia and NHP in 1999. In 2004, Susan was promoted to Vice President of Finance Systems and in June, of 2015 was promoted to Senior Vice President of Information Technology. Susan and her husband, Dale, have a son Kristopher and three dogs. In her spare time, she enjoys travel and scuba diving with Dale and supporting Kristopher with his activities of English horseback riding, acting and Tae Kwon Do. SUSAN PICKENS Senior Vice President – Information Technology

62 SENIOR LEADERSHIP TEAM Wes was appointed Senior Vice President – Redevelopment East in August of 2013. Wes is responsible for all redevelopment and capital enhancement projects located within the eastern half of the country. Wes joined Aimco in January of 2004 and has held numerous positions during his tenure, including Asset Manager, Director of Redevelopment and Vice President of Redevelopment. Prior to Aimco, Wes was a staff architect with Ai Architecture (now Perkins & Will) in Washington, DC. Wes holds an undergraduate degree in urban planning from The University of Colorado and a master's degree from Northwestern’s Kellogg School of Management. He currently resides in Bethesda, MD with his wife Kathryn and their two young daughters. WES POWELL Senior Vice President – Redevelopment, East

63 SENIOR LEADERSHIP TEAM Patti Shwayder joined Aimco as Senior Vice President for Government Relations and Communications in October 2002 with 25 years of experience in federal, state and local government and non-profit management. Patti spearheads the company’s work with elected officials and government agencies, directing Aimco’s communications, philanthropic and corporate citizenship programs, and zoning/entitlement efforts nationwide. Prior to joining Aimco, Patti served in the cabinet of Colorado Governor Roy Romer as Executive Director of the Department of Public Health and Environment. She also served as Executive Director/CEO of the National Stroke Association. Early in her career, she worked for members of Congress in both the U.S. Senate and House of Representatives. Patti received a bachelor's degree from Brown University and a master’s degree in public administration from the University of Colorado. She received a Gates Foundation fellowship to Harvard University’s John F. Kennedy School of Government Program for Senior Executives in State and Local Government and completed the Harvard Business School’s Executive Program on Corporate Social Responsibility. Patti represents Aimco on the boards of the Los Angeles Business Council, the National Leased Housing Association’s Education Fund, and the Philadelphia Parkway Council Foundation. PATTI SHWAYDER Senior Vice President – Government Relations & Communications

64 SENIOR LEADERSHIP TEAM Lynn has over nineteen years of experience in the real estate industry, primarily with Aimco. Lynn joined Aimco as a Tax Manager in March of 1999, was promoted to Vice President - Tax Planning and Compliance in April of 2003 and then to Senior Vice President in January of 2006. Lynn is responsible for affordable asset management, financial planning and analysis, and tax. In addition to her experience with Aimco, Lynn was engaged in public accounting at Ernst and Young with a focus on partnership and real estate clients, and served as Assistant Professor of Accounting at Erskine College. Lynn and her husband John have been married for 20 years and have two girls. The Stanfield family enjoys music, theater, travel, watersports, and just about anything that involves spending time together. LYNN STANFIELD Senior Vice President – Financial Planning & Analysis, Tax

65 This presentation contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically: forecasts of 2015 financial and operating results; Aimco's development and redevelopment project investments, timelines and stabilized rents; projected returns on property upgrades, acquisitions, redevelopment and development projects. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. These forward-looking statements include certain risks and uncertainties. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2014, and the other documents Aimco files from time to time with the Securities and Exchange Commission. This presentation does not constitute an offer of securities for sale. Future quarterly dividend payments are subject to determinations by Aimco's board of directors based on the circumstances at the time of authorization, and the actual dividends paid may vary from the currently expected amounts. FORWARD LOOKING STATEMENTS & OTHER INFORMATION